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EXHIBIT 99.1

MICROISLET, INC. FILES ANNUAL REPORT ON FORM 10-KSB FOR 2005 AND UPDATES CASH POSITION

SAN DIEGO--April 11 /PRNewswire-FirstCall/ --MicroIslet, Inc. (Amex: MII) today announced that it filed its Annual Report on Form 10-KSB for the year ended December 31, 2005 with the Securities and Exchange Commission on April 6, 2006. The Company reported a net loss of $8.5 million in 2005 compared to $6.5 in 2004. Grant revenue for fiscal year 2005 was $153,000 consisting entirely of research grants. No grant revenue was recognized for the year ended December 31, 2004.

Research and development expenses increased to $5.6 million in 2005 from $2.9 in 2004, reflecting increased headcount, spending for our sponsored research and materials relating to testing of our technology in animals. General and administrative expenses decreased to $3.2 million in 2005 from $3.7 million in 2004.

The Company reported that its independent registered public accounting firm included an explanatory paragraph in their opinion in connection with the 2005 audit, relating to the Company's ability to continue as a going concern. A similar qualifier was contained in the report of the independent registered public accounting firm included in the Company's amended Form 10-KSB for the fiscal year ended December 31, 2004. At the end of 2005, the Company had $4.5 million in cash and cash equivalents and at the end of the first quarter of 2006, the Company's cash position had decreased to $3.7 million. The decrease in cash position represented approximately $2.6 million of cash used in operations, offset by approximately $1.6 million in proceeds from exercise of outstanding stock options and warrants and $0.2 million in proceeds from collection of receivables. Accordingly, the Company will require external financing to sustain its operations. More information about the Company's need for capital and potential sources of capital is contained in the Form 10-KSB for the 2005 fiscal year.

A letter to MicroIslet's stockholders from Interim President and CEO, Dr. James
R. Gavin III, M.D., Ph.D., will be available on the Company's website at www.microislet.com or by contacting the Company directly.

ABOUT MICROISLET

MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes. MicroIslet's patented islet transplantation technology, exclusively licensed from Duke University, includes methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet is working to develop and commercialize a first product, called MicroIslet-P(TM), a microencapsulated porcine islet cell suspension that will be used for transplantation in patients with insulin-dependent diabetes. Additional information about MicroIslet can be found at www.microislet.com.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS PRESS RELEASE, INCLUDING THE EXPECTATION OF DEVELOPMENT OF NEW THERAPEUTIC PRODUCTS AND THE IMPACT OF MICROISLET'S PRODUCTS ON DIABETES PATIENTS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING MICROISLET'S ABILITY TO CONTINUE AS A GOING CONCERN, THE RISKS AND UNCERTAINTIES INHERENT IN MEDICAL TREATMENT DISCOVERY, DEVELOPMENT AND COMMERCIALIZATION, THE RISKS AND UNCERTAINTIES ASSOCIATED WITH MICROISLET'S EARLY STAGE XENOTRANSPLANTATION TECHNOLOGIES, THE RISKS AND UNCERTAINTIES OF GOVERNMENTAL APPROVALS AND REGULATION, DEPENDENCE ON THE MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH AS A SOLE SOURCE SUPPLIER OF ANIMAL PARTS FOR PRE-CLINICAL AND CLINICAL STUDIES, MICROISLET'S NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO PROCEED THROUGH HUMAN CLINICAL TRIALS AND BRING ANY PRODUCT TO MARKET, THE RISKS THAT MICROISLET'S COMPETITORS WILL DEVELOP OR MARKET TECHNOLOGIES OR PRODUCTS THAT ARE MORE EFFECTIVE OR COMMERCIALLY ATTRACTIVE THAN MICROISLET'S PRODUCTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN MICROISLET'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. MICROISLET DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

For more information, please visit our Web site at www.microislet.com. For further information, contact:

Kevin A. Hainley, MicroIslet Inc.
858-657-0287, info@microislet.com

Sean Collins, Partner
CCG Investor Relations & Strategic Communications
310-231-8600 ext. 202